Exhibit 10.20

CONSULTING AGREEMENT

Effective Date: October 17, 2022

This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between CC Acquisition Corp., a Nevada corporation (“Client”) and the entity on the signature page hereto (“Consultant”).

1. Engagement of Services. In connection with the goal of advancing the Client’s aqueous ozone products in healthcare settings for Client, the Consultant will provide services to the Client and from and after the date hereof and subject to the terms of this Agreement, Consultant will render the following additional services to Client relating to the goal of advancing the use and adoption of aqueous ozone. The Consultant will provide necessary management services and insight on the day-to-day operations of the business in order to acquire new healthcare clients, and advise the Client on sales of the aqueous ozone products in the healthcare sector, assist and work on public company accounting functions, and strategic goals (all of such services, including those rendered prior to the date hereof are referred to herein as the “Services”). Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make its equipment or facilities available to Consultant at Consultant’s request. While on the Client’s premises, Consultant agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

2. Compensation. Client will pay the Consultant Six Thousand Dollars ($6,000) in compensation for each month of service until the Consultant enters into a formal employment agreement or terminates this agreement. The Consultant will be reimbursed only for its reasonable and documented expenses that are preapproved in writing (including by email) by the Client.

3. Ownership of Work Product. Consultant agrees that any and all Work Product, other than Preexisting IP (as defined below), shall be the sole and exclusive property of Client. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables arising from the provision of the Services (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Consultant retains no rights to use the Work Product other than rights to Preexisting IP and agrees not to challenge the validity of Client’s ownership of the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Consultant does not, for any reason, execute such documents within a reasonable time after Client’s request, Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest.

4. Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product other than Preexisting IP which cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known of later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers.

5. License to Preexisting IP. Client acknowledges that Consultant may incorporate into Work Product intellectual property developed by a third party or by Consultant other than in the course of performing services for Client (“Preexisting IP”). To the extent that Consultant uses or incorporates Preexisting IP into Work Product, Consultant hereby grants to Client a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide right, with the right to sublicense through multiple levels of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known of later developed, such Preexisting IP incorporated or used in Work Product. However, in no event will Consultant incorporate into the Work Product any software code licensed under the GNU GPL or LGPL or any similar “open source” license. Consultant represents and warrants that Consultant has an unqualified right to license to Client all Preexisting IP as provided in this section.

6. Representations and Warranties. Consultant represents and warrants that: (a) the Services shall be performed in a professional manner and in accordance with the industry standards, (b) Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant has an unqualified right to grant to Client the license to Preexisting IP set forth in Section 5, and (f) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 6.

7. Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.

8. Confidential Information. Consultant agrees that during the term of this Agreement and thereafter it will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and will not disclose such Confidential Information to any third parties except as set forth in Section 9 below. “Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant shall first have given notice to Client and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information.

9. Consultant’s Employees. Consultant will ensure that each of its employees and agents who will have access to any Confidential Information or perform any Services has entered into a binding written agreement that is expressly for the benefit of Client and protects Client’s rights and interests to at least the same degree as Section 8. Client reserves the right to refuse or limit Consultant’s use of any employee or consultant or to require Consultant to remove any employee or consultant already engaged in the performance of the Services. Client’s exercise of such right will in no way limit Consultant’s obligations under this Agreement.

10. No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s obligations, or the scope of Services rendered for Client, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.

11. Term and Termination.

11.1 Term. The initial term of this Agreement is through October 16, 2023.

11.2 Termination Without Cause. Client may terminate this Agreement with or without cause, at any time upon five (5) days prior written notice to Consultant. Consultant may terminate this Agreement with or without cause, at any time upon five (5) days prior written notice to Client.

11.3 Termination for Cause. Either party may terminate this Agreement immediately in the event the other party has materially breached the Agreement and failed to cure such breach within fifteen (15) days of receipt of notice by the non-breaching party.

11.4 Survival. The rights and obligations contained in Sections 3 (“Ownership of Work Product”), 4 (“Other Rights”), 5 (“License to Preexisting IP”), 6 (“Representations and Warranties”), 8 (“Confidential Information”) and 12 (“Noninterference with Business”) will survive any termination or expiration of this Agreement.

12. Noninterference with Business. During this Agreement, and for a period of one (1) year immediately following its termination, Consultant agrees not to interfere with the business of Client in any manner. By way of example and not of limitation, Consultant agrees not to solicit or induce any employee, independent contractor, or Client customer to terminate or breach an employment, contractual or other relationship with Client.

13. Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees.

14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

15. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Nebraska, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.

16. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

17. Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

18. Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

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In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

CLIENT:

CC Acquisition Corp.

By:	/s/ Matthew Atkinson
	Name:	Matthew Atkinson
	Title:	Chief Executive Officer

Address:		255 Calamus Circle
Medina, MN 55340

CONSULTANT:

Birddog Capital, LLC

By:	/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	N/A

Address:		1904 s 183rd Circle
Omaha, NE
68130